Exhibit 32.2

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Mark Attinger, the Chief Financial Officer of Paysign, Inc., a Nevada corporation (the "Company"), does hereby certify, to the best of my knowledge, that:

1. The Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Attinger

Mark Attinger

Chief Financial Officer

(principal financial and accounting officer)

Date: November 17, 2020